Exhibit 10.1

SECOND AMENDEND EMPLOYMENT AGREEMENT

This SECOND AMDENDED EMPLOYMENT AGREEMENT (this “Agreement) is dated and is effective as of January 1, 2022 (the “Effective Date”) by and between DecisionPoint Systems, Inc., a company organized under the laws of the State of Delaware (the “Company”), and Steven Smith (the “Executive”).

WHEREAS, pursuant to that certain Employment Agreement dated as of April 11, 2016 by and between the Company and the Executive (the “Employment Agreement”), as amended by that certain Amended Employment Agreement dated effective as of March 25, 2019 by and between the Company and the Executive (the “First Amended Employment Agreement” and together with the Employment Agreement, the “Original Agreement”) under which the Executive desires to accept such employment on the terms and conditions contained herein; and,

WHEREAS, the Company and the Executive desire to amend and extend the Term of the Original Agreement and modify various economic provisions of the Original Agreement as provided for herein below.

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants and agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree to:

1.       Term of Employment. The Company hereby employs Executive, and Executive hereby accepts employment with the Company for a period commencing on the Effective Date and expiring on December 31, 2024 (the “Term”).

2. Modifications. 2.1. Section 3(a) of the Original Agreement is hereby deleted, and is replaced to read as follows:

Section 3. Compensation and Benefits.

(a)               Base Salary. As of the Effective Date, the Executive shall be paid a base salary in consideration for his services provided to the Company at the rate of $450,000 per annum (the “Base Salary”), increasing to $463,500 per annum on the first anniversary of the Effective Date and $477,405 per annum on the second anniversary of the Effective Date.

2.2.       Section 3(b) of the Original Agreement is hereby renumbered 3(b)(i) and the heading is revised to “First Amended Employment Agreement Stock/Option Grant.”

2.3       A new Section 3(b)(ii), Second Amended Employment Agreement Option Grant is inserted in the Original Agreement as follows:

In addition to the shares and options granted pursuant to Section 3(b)(i) of the First Amended Employment Agreement, and not in lieu thereof, in consideration of the Executive entering into this Agreement, the Executive shall be granted stock options equal to not less than 660,000 of common shares of the Company with an exercise price no greater than $1.66 per share. The exact nature of the grant will be mutually determined by the Company and the Executive. It is the intention of this Agreement that the Executive, through his fully vested options, will fully participate in the value of ownership of 660,000 options to purchase shares of common stock. The options shall vest in accordance with a vesting schedule mutually agreed upon by Company and Executive, which in no event shall exceed three (3) years following the Effective Date, however all such options shall be fully vested upon Change in Control or Termination of the Executive.

3.	Annual Bonus. For the first year of the Term, the Annual Bonus shall be determined as set forth on Exhibit C attached hereto and made a part hereof.

Terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Original Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement to be effective as of the day and year first above written.

DECISIONPOINT SYSTEMS, INC.

By:	/s/ Stanley P. Jaworski, Jr.
Name: Title: Date:	Stanley P. Jaworski, Jr. Chairman of the Board

EXECUTIVE

By:	/s/ Steven Smith
Name: Title: Date:	Steven Smith Chief Executive Officer

Exhibit C

Executive Bonus

For the first year of the Term, Executive will be entitled to earn an Annual Bonus in the minimum amount of 80% of Base Salary, or $360,000, based on achieving (a) gross revenue attainment, (b) EBITDA attainment and (c) a metric tied to growth in Company’s services revenue attainment, all as determined in the approved 2022 budget, as follows:

Revenue Attainment	Bonus Multiplier	Annual Bonus
0-75% Gross Revenue Attainment		$0
75%-100% Gross Revenue Attainment	(Percentage of gross revenue attainment - 75%) * the Annual Bonus amount, * 4	$0 - $144,000
100% - 133% Gross Revenue Attainment	(Percentage of gross revenue attainment - 100%) * the Annual Bonus amount, * 3	$144,000 - $288,000

The methodology for calculating the annual bonus earned for attaining the established gross revenue target will conform to that utilized by the parties in the prior years of Executive’s employment with Company; and

EBITDA Attainment	Bonus Multiplier	Annual Bonus
0-75% EBITDA Attainment		$0
75%-100% EBITDA Attainment	(Percentage of EBITDA attainment - 75%) * the Annual Bonus amount, * 4	$0 - $108,000
100% - 133% EBITDA Attainment	(Percentage of EBITDA attainment - 100%) * the Annual Bonus amount, * 3	$108,000 - $216,000

The methodology for calculating the annual bonus earned for attaining the established EBITDA target will conform to that utilized by the parties in the prior years of Executive’s employment with Company; and

Services Revenue Attainment	Bonus Multiplier	Annual Bonus
0-75% Services Revenue Attainment		$0
75%-100% Services Revenue Attainment	(Percentage of gross revenue attainment - 75%) * the Annual Bonus amount, * 4	$0 - $108,000
100% - 133% Services Revenue Attainment	(Percentage of gross revenue attainment - 100%) * the Annual Bonus amount, * 3	$108,000 - $216,000

The methodology for calculating the annual bonus earned for attaining the established Company services revenue target will conform to that utilized by the parties in the prior years of Executive’s employment with Company for calculating the annual bonus earned for attaining the established gross revenue target and the annual bonus earned for attaining the established EBITDA target.